                                 Exhibit 10.39

                                                           File No. Sportmaska.5

                              D E E D  O F  L E A S E

                                     BETWEEN

                           ZMD SPORTS INVESTMENTS INC.

                                (the "Landlord")

                                       AND

                                SPORT MASKA INC.

                                 (the "Tenant")

                                TABLE OF CONTENTS

SECTION                        ZMD SPORTS INVESTMENTS INC.             PAGE
-------                        ---------------------------             ----
1.       CERTAIN BASIC LEASE PROVISIONS...............................   1
2.       DEFINITIONS..................................................   1
3.       TERM.........................................................   5
4.       OCCUPANCY....................................................   6
5.       MINIMUM NET NET RENTAL.......................................   6
6.       RENTAL ON NET NET RETURN BASIS...............................   6
7.       ADDITIONAL RENTAL............................................   7
8.       PAYMENT OF TENANT'S PROPORTIONATE SHARE......................   7
9.       CONTESTATION OF TAXES........................................   8
10.      UTILITIES AND EQUIPMENT......................................   8
11.      USE OF PREMISES..............................................   8
12.      PLATE GLASS AND DOOR SIGNS...................................   8
13.      PROHIBITED ACTIVITIES........................................   9
14.      CONDITION OF PREMISES........................................   9
15.      RELOCATION...................................................   9
16.      MAINTENANCE AND REPAIRS......................................  10
17.      INSPECTION AND REPAIR........................................  10
18.      ODOURS, DUST OR NOISE........................................  10
19.      GARBAGE, DEBRIS, REFUSE AND EXTERMINATION....................  11
20.      ACCESS.......................................................  11
21.      PARKING......................................................  11
22.      SIGNS OF LANDLORD............................................  12
23.      SIGNS OF TENANT..............................................  12
24.      LANDLORD'S WORK..............................................  12
25.      IMPROVEMENTS AND ALTERATIONS.................................  13
26.      CSST.........................................................  16
27.      INSURANCE REQUIREMENTS.......................................  16
28.      CANCELLATION OF INSURANCE....................................  16
29.      DAMAGE OR DESTRUCTION........................................  17
30.      TRANSFER CONSENT REQUIRED....................................  19
31.      PRIVILEGE OF LANDLORD........................................  21
32.      ASSIGNMENT BY LANDLORD.......................................  21
33.      EXPROPRIATION................................................  22
34.      EXTENSIONS...................................................  22
35.      DEFAULT......................................................  23
36.      FAILURE OF TENANT TO PERFORM.................................  24
37.      BANKRUPTCY AND INSOLVENCY....................................  24
38.      INDEMNIFICATION..............................................  24
39.      DISTURBANCE..................................................  25
40.      NONWAIVER....................................................  25
41.      WAIVER OF COMPENSATION.......................................  25
42.      IMPUTATION OF PAYMENTS.......................................  26
43.      CUMULATIVE REMEDIES..........................................  26
44.      UNAVOIDABLE DELAY............................................  26
45.      MANAGEMENT OF THE PROPERTY...................................  26
46.      RULES AND REGULATIONS........................................  27
47.      COMPLIANCE WITH LAWS AND REGULATIONS.........................  27
48.      WINDOW COVERINGS.............................................  27
49.      PERMITS AND LICENSES.........................................  27
50.      EXPIRATION OF LEASE..........................................  28
51.      CONSTITUT OR TENURE SYSTEM ACT...............................  28
52.      DOMICILE AND NOTICES.........................................  28
53.      SUCCESSORS AND ASSIGNS.......................................  29
54.      DESCRIPTIVE HEADINGS.........................................  29
55.      GOVERNING LAW/SEVERABILITY...................................  29
56.      COST OF PREPARATION, REGISTRATION AND RADIATION..............  29
57.      BROKERAGE COMMISSION.........................................  29
58.      SCHEDULES....................................................  29
59.      CERTIFICATE OF INCORPORATION.................................  30
60.      ENTIRE AGREEMENT.............................................  30
61.      LANGUAGE.....................................................  30

                                  DEED OF LEASE

BETWEEN: ZMD SPORTS INVESTMENTS INC., a body politic and corporate, duly incorporated, having its head office and principal place of business in Montreal, Quebec herein acting and represented by JEAN-PIERRE CARETTE its authorized representative

                  (hereinafter the "Landlord")

                                                     PARTY OF THE FIRST PART

AND: SPORT MASKA INC., a body politic and corporate, duly incorporated, having its head office and principal place of business in Montreal, Quebec, herein acting through and represented by __________________________________________ its
                  Secretary hereunto duly authorized as he so declares.

                  (hereinafter the "Tenant")

                                                        PARTY OF THE SECOND PART

1.       CERTAIN BASIC LEASE PROVISIONS

         The following are certain basic Lease provisions of this Lease.

1.1      Addresses for purposes of notice:

         Landlord:     7405 Trans Canada Highway
                       St. Laurent, Quebec
                       H4T 1Z2

         Tenant:       2245 St. Paul
                       St. Hyacinthe, Quebec


1.2 Location of Premises: Leased Premises comprising of the Building and the property found on the land described in Schedule "B" annexed hereto.

1.3      Property:                 2245 St. Paul
         --------                  St. Hyacinthe, Quebec

1.4      Area:                     Approximately thirty-six thousand (36,000)
         ----                      square feet.


1.5      Term:                     ten (10) years
         ----

1.6      Commencement Date:        February 1, 1995
         -----------------

1.7      Termination Date:         January 31, 2005
         ----------------

1.8 Minimum Net Net Rental: An amount equal to $38,739.96 during the first Lease Year, an amount equal to $41,720.04 during the second Lease Year, an amount equal to $44,700.00 during the third Lease Year, an amount equal to $47,679.96 during the fourth Lease Year, an amount equal to $50,660.04 during the fifth Lease Year and an amount equal to $59,660.04 per annum during the last five Lease Years, the whole payable pursuant to the Article entitled "Minimum Net Net Rental."

1.9      Schedules:

         "B" - Cadastral Description
         "E" - Rules and Regulations

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2.       DEFINITIONS

2.1 Additional Rental means: Any and all amounts due or becoming payable to the Landlord pursuant to this Lease other than the Minimum Net Net Rental, whether such amounts are specifically referred to as Additional Rental or not, the whole payable pursuant to the Article entitled "Additional Rental".

2.2 Architect means: The independent architect, engineer, or land surveyor named by Landlord from time to time.

2.3 Area means: The area of the Leased Premises as calculated in the manner stipulated in Schedule "D".

2.4 Building means: The building or buildings, as these may be added or modified from time to time, found on parcel of land described in Schedule "B".

2.5 Capital Tax means: For the purpose of this lease, "Capital Tax" means the capital tax liability of the Landlord for each of the Landlord's fiscal years during the Term or any renewal thereof as per the Landlord's tax returns multiplied by the proportion that the net book value of the Property is of the net book value of the total assets of the Landlord, as determined in accordance with the Landlord's audited financial statements.

2.6      Commencement Date means: The first day of the Term.

2.7      Common Areas and Facilities means:

         (a) Those areas, facilities, utilities, improvements, equipment and installations in the Property which, from time to time, are not designated or intended by the Landlord to be used exclusively for the benefit of any individual tenant of the Property; and

         (b) Those areas, facilities, utilities, improvements, equipment and installations which serve or are for the benefit of the Property, whether or not located within, adjacent to, or near the Property and which are not designated from time to time by the Landlord as part of the Common Areas and Facilities of the Property. Common Areas and Facilities include, without limitation, all areas, facilities, utilities, improvements, equipment and installations which are provided or designated (and which may be changed from time to time) by the Landlord for the use or benefit of the tenants, their employees, customers and other Persons for whom Landlord shall permit the use or benefit thereof, in the manner and for the purpose permitted by the Lease.

         (C) Without limiting the generality of (a) and (b) above, Common Areas and Facilities include the roof, exterior wall assemblies including weather walls, exterior and interior structural elements and bearing walls in the buildings and improvements comprising the Property; parking areas and parking garages, all entrances and exits thereto and all structural elements thereof, employee parking areas, truck courts, access roads, driveways, truckways, delivery passages, package pickup stations; loading docks and related areas; pedestrian sidewalks, covered walkways and sidewalks; roadways; landscaped and planted areas; courts and arcades; public seating and service areas; corridors; bus kiosk, if any; roadways and stops; equipment, furniture, furnishings and fixtures; first aid stations; stairways, ramps, moving sidewalks, and other transportation equipment and

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                  systems; electrical, telephone, meter, valve, mechanical, mail, storage, service and janitor rooms and galleries; communication, security and fire prevention and protection systems; general signs; columns, pipes, electrical, plumbing, drainage, mechanical and all other installations, equipment or services located therein or related thereto, as well as the structures housing the same.

2.8 CPI means: The Consumer Price Index, all Items Montreal, established by Statistics Canada or any index in substitution and/or replacement thereof, published by Statistics Canada or any other federal or provincial governmental agency. In the case of any required substitution, Landlord shall be entitled to make all necessary conversions for comparison purposes.

2.9 Date of Occupancy means: The date on which Landlord is ready to give possession of the Leased Premises to the Tenant, subject to the terms stipulated in the Article entitled "Occupancy".

2.10     Deposit means: The amount(s) stipulated in the Article entitled
         "Deposit".

2.11 Landlord means: The party first hereinabove described or its successors and assigns.

2.12 Landlord's Work means: The work to be executed by Landlord as stipulated in the Articles entitled "Landlord's Work" and "Landlord's Work at Tenant's Expense".

2.13     Lease means: This agreement and all attached Schedules.

2.14 Leased Premises means: The premises described in paragraph 1.2, the location of which is outlined in red on Schedule "A".

2.15 Lease Year means: In the case of the first Lease Year, a period commencing on the Commencement Date and terminating on the last day of the twelfth month thereafter and shall also refer to any succeeding twelve (12) month period thereafter.

2.16 Minimum Net Net Rental means: The amount stipulated in the Article entitled "Minimum Net Net Rental".

2.17 Operating Costs means: The aggregate of Landlord's annual costs and expenses incurred in insuring, operating, administering and if applicable, maintaining the Property and shall include, without duplication or limitation, the cost of:

    (i) all expenses incurred by Landlord in obtaining or attempting to obtain a reduction of real estate taxes, the whole subject to the Article of this Lease entitled "Contestation of Taxes";

    (ii) the cost of insuring the Property (including such insurance as the Landlord shall effect or shall be required to effect by

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                  any secured creditor) against fire and any other perils which presently are or hereafter may be, from time to time, embraced by or defined in a standard fire insurance policy with extensive coverage, comprehensive general liability, insurance, boiler and pressure vessel insurance, business interruption and/or loss of rentals insurance and such other insurance as the Landlord, acting reasonably, may deem necessary or advisable.

    (iii)         Capital Tax as defined herein.

    (iv) Debt Service in accordance with the Article entitled "Rental on the Net Net Return Basis".

2.18 Person means, depending on context: Any person, firm, company, corporation, partnership, association, or any group or combination thereof.

2.19 Property means: The lands and buildings found on the lots described in Schedule "B" as these may be varied, from time to time, by adding or subtracting land or Buildings or by any other means as Landlord considers necessary or advisable, even if parts of the said lands or Buildings may be separated from others by lanes, streets, highways or any other means of passage in or upon which others may have rights. The said lands or Buildings shall include all buildings, construction and Common Areas and Facilities on the lands and/or Buildings as each of the foregoing exists from time to time.

2.20 Proportionate Share means: 100% of the Operating Costs and Taxes of the property and of the Leased Premises.

2.21 Sales Tax means: Any goods and services tax, business transfer tax, value-added tax, multi-stage sales tax, sales tax or any other tax imposed with respect to Minimum Net Net Rental and Additional Rental payable under this Lease, whatever name such tax may bear and whether such tax is in force at the date hereof or whether it is adopted subsequently. The amount of the Sales Tax so payable by Tenant shall be calculated by Landlord in accordance with the applicable legislation and shall be paid to Landlord at the same time as the amounts to which such Sales Tax apply or at such other time as Landlord may from time to time determine. Landlord shall have the same remedies for and rights of recovery of such amounts as it has for the recovery of Additional Rental.

2.22 Security means: Any hypothec, trust deed, debenture or other security to be placed from time to time on the Property or any part thereof for the purpose of securing any indebtedness of Landlord.

2.23 Taxes means: All taxes, whether special or general, including, without limitation, property taxes, municipal taxes, school taxes, levies, charges, rates including local improvement rates, duties and assessments that may now or in the future be levied, rated, charged

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         or assessed against the Property, and/or all equipment and facilities thereon or therein and/or the land described in Schedule "B" attached hereto, and/or any property on or in the Building owned or brought thereon or therein by the Landlord and/or against Landlord or Tenant and/or its Transferees in respect thereof, whether such taxes, rates, duties or assessments are charged by a municipal, parliamentary, school or any other body of competent jurisdiction. If the system of real estate taxation shall be altered or varied and any new tax shall be levied or imposed on the Property and/or the revenues therefrom and/or the Landlord in substitution for and/or in addition to real estate taxes presently levied or imposed on immovables in the City, Region, Province or Country in which the Property is situated, then any such new tax or levy shall be included within the present definition of Taxes. However, Tenant shall not be responsible for any income tax or corporation taxes of the Landlord, save and except for its Proportionate Share of Capital Tax and Tenants shall be solely responsible for any Sales Tax.

2.24 Tenant means: The person executing this Lease as Tenant. Tenant also includes all employees, mandatories and contractors of Tenant, as well as any Person under Tenant's control or for whom Tenant is responsible.

2.25 Tenant Security means: Any trust deed, bond, debenture, pledge, commercial pledge, warehouse receipt, conditional sales contract, privilege, hypothec, charge or any other form of encumbrance or security granted by or agreed to by Tenant or any other Person (other than Landlord) with respect to its rights in this Lease, the Leased Premises, or any property, whether movable or immovable, located in or forming part of the Leased Premises, to secure, in whole or in part, any loan, indebtedness, credit line, or other obligation.

2.26 Tenant's Work means: The work to be executed by Tenant as stipulated in the Article entitled "Tenant's Work".

2.27 Term means: The period specified in the Article entitled "Term" and includes all renewals or extensions agreed to in writing by the Landlord.

2.28 Termination Date means: The last day of the Term as herein defined or any renewal thereof, or the last day of the Term or renewal thereof which is terminated prior to the Termination Date.

2.29 Transfer means: Any assignment or transfer of this Lease (other than as Tenant Security), any sublease or permitted occupation of all or any part of the Leased Premises to any Person (hereinafter the "Transferee") and any amalgamation or change in the effective control of the voting shares of Tenant if Tenant is a corporation, or any change in the partners constituting the partnership or any change in the interest of the partners in the partnership if Tenant is a partnership, from conditions existing on the date the corporation or the partnership first incurs any obligations to Landlord pursuant to this Lease, the whole whether effected by sale, by assignment, by operation of law or otherwise.

3.       TERM

         Landlord hereby leases the Leased Premises to Tenant for a Term of ten
(10) years, commencing on the first day of February 1995 and terminating on the last day of January 2005 unless sooner terminated under the provisions hereof.

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         Should the Tenant continue to occupy the Leased Premises after the expiry of the Term, without a written agreement there shall be no tacit renewal and the Tenant shall pay to the Landlord, as liquidated damages, the highest Minimum Net Net Rental payable during the Term and Additional Rental for the period of occupancy plus fifty percent (50%) thereof, without prejudice to any of Landlord's other rights and recourses including Landlord's right to obtain vacant possession of the Leased Premises. Tenant acknowledges that it is not to have the right to occupy the Leased Premises beyond the expiry of the Term.

4.       OCCUPANCY

         Tenant shall be allowed to occupy the Leased Premises on February 1, 1995 (hereinafter referred to as the "Date of Occupancy").

         If the Landlord is unable to give possession of the Leased Premises to the Tenant on the Commencement Date, the Lease shall not be void or voidable nor shall the Landlord be liable for any loss or damage resulting therefrom. However, any postponement of the Date of Occupancy by Landlord shall have the effect of delaying the Commencement Date and the Termination Date for a number of days equal to the number of days such postponement, the whole without any liability on the part of the Landlord.

5.         MINIMUM NET NET RENTAL

         Tenant covenants and agrees to pay to Landlord in lawful money of Canada without deduction, abatement or setoff, a Minimum Net Net Rental as follows:

         a) during the period from February 1, 1995 to January 31, 1996, the amount of thirty-eight thousand seven hundred thirty-nine dollars and ninety-six cents ($38,739.96) per annum, net, net, payable in equal consecutive monthly instalments, each in advance, on the first day of each month during the said period of three thousand two hundred twenty-eight dollars and thirty-three cents ($3,228.33) each;

         b) during the period from February 1, 1996 to January 31, 1997, the amount of forty-one thousand seven hundred twenty dollars and four cents ($41,720.04) per annum, net, net, payable in equal consecutive monthly instalments, each in advance, on the first day of each month during the said period of three thousand four hundred seventy-six dollars and sixty-seven cents ($3,476.67) each.

         c) during the period from February 1, 1997 to January 31, 1998, the amount of forty-four thousand seven hundred dollars ($44,700.00) per annum, net, net, payable in equal consecutive monthly instalments, each in advance, on the first day of each month during the said period of three thousand seven hundred twenty-five dollars ($3,725.00) each;

         d) during the period from February 1, 1998 to January 31, 1999, the amount of forty-seven thousand six hundred seventy-nine dollars and ninety-six cents ($47,679.96) per annum, net, net, payable in equal consecutive monthly instalments, each in advance, on the first day of each month during the said period of three thousand nine hundred seventy-three dollars and thirty-three cents ($3,973.33) each.

         e) during the period from February 1, 1999 to January 31, 2000, the amount of fifty thousand six hundred sixty dollars and four cents ($50,660.04) per annum, net, net, payable in equal consecutive monthly instalments, each in advance, on the first day of each month during the said period of four thousand two hundred twenty-one dollars and sixty-seven cents ($4,221.67) each;

         f) during the period from February 1, 2000 to January 31, 2005, the amount of fifty-nine thousand six hundred dollars and four cents ($59,600.04) per annum, net, net, payable in equal consecutive

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         monthly instalments, each in advance, on the first day of each month during the said period of four thousand nine hundred sixty-six dollars and sixty-seven cents ($4,966.67) each.

         Any Minimum Net Net Rental due for any period of time during the Term which is less than a month shall be paid for on a pro-rated basis.

         The Minimum Net Net Rental shall be considered as annual and accruing from day to day and where it becomes necessary for any reason to calculate such rental for an irregular period of less than one (1) Lease Year, an appropriate apportionment and adjustment shall be made.

         The Minimum Net Net Rental as herein provided shall be paid to Landlord and/or its nominee at the Head Office of the Landlord, at 7405 Trans Canada Highway, St. Laurent, Quebec, H4T 1Z2, or at such other place in Canada as shall be designated by Landlord in writing to Tenant.

6.       RENTAL ON NET NET RETURN BASIS

         It is agreed and understood between the parties that the Minimum Net Net Rental herein shall be a revenue absolutely net, net to the Landlord, free of any and all costs and expenses of any nature whatsoever. Tenant shall pay on its own account, to the complete exoneration of Landlord, all taxes and expenses of whatsoever nature, its Proportionate Share of Operating Costs and Taxes and any Additional Rental with respect to the Leased Premises unless otherwise stipulated in this Lease. It is understood that Tenant shall be responsible for the payment of any increase in the interest and capital repayments of Landlord with respect to mortgages or other security that Landlord may be subjected to after the Commencement Date of the Term of this Lease (hereinafter "Debt Service"). The Landlord shall be responsible for any income tax or corporation taxes due by Landlord. Tenant shall pay is Proportionate Share of Capital Tax and Tenant shall be solely responsible for any Sales Tax.

         Without limiting the generality of the foregoing, Tenant shall, in each and every Lease Year, pay and discharge or cause to be paid and discharged all license fees, public utility charges, water rates, sewer rates and other like fees, charges, rates and assessments that may be levied, charged, rated or assessed against the Leased Premises and/or all equipment and facilities thereon or therein and/or any property on the Leased Premises owned or brought thereon by Tenant, and any and every of its Transferees or visitors and/or against Landlord or Tenant in respect thereof, and every tax and license fee in respect of any and every business carried on therein, or with respect to the occupancy of the Leased Premises by Tenant (and any and every of its Transferees), whether such license fees, charges, rates, assessments and taxes are charged by municipal, parliamentary, school or any other body of competent jurisdiction, and all charges for public utilities including electric current, gas, water, steam or hot water used upon or in respect of the Leased Premises and for fittings, machines, apparatus, meters or other things leased in respect thereof and for all work or services performed by a corporation or commission in connection with such public utilities. Tenant shall indemnify and hold the Landlord harmless from and against payment of all losses, costs, charges and expenses occasioned by and arising from any and every such duty, license fee, charge, rate, assessment and tax. If such tax, rate, charge, assessment, duty or license fee should be assessed or charged to Landlord for all or a substantial number of the tenants of the Property. Tenant shall, at Landlord's discretion and upon demand in the manner determined by Landlord, pay its Proportionate Share of such duty, license fee, charge, rate, assessment and tax.

         It is further agreed and understood that any amount and any obligation which is not expressly declared in this Lease to be that of the Landlord shall be deemed to be the obligation of the Tenant. Without limiting the generality of the foregoing, should at any time the taxation authorities directly attribute any part of the Taxes to the Leased Premises or the Improvements

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therein, Tenant shall pay for same in addition to Tenant's Proportionate Share of the remainder of the Taxes.

         Tenant shall furnish to Landlord, immediately upon Landlord's request, a receipt or other appropriate evidence satisfactory to Landlord as to the payment of any amounts payable by Tenant pursuant to the present Article.

7.       ADDITIONAL RENTAL

         It is agreed and understood that Additional Rental other than Tenant's Proportionate Share, shall be payable on the first day of the month immediately following the date the said amount is claimed, or on such date as the Landlord may designate. Where the calculation of any Additional Rental is not made until after the Termination Date, the obligation of the Tenant to pay such Additional Rental shall survive the termination of this Lease and such amounts shall be payable by the Tenant upon demand by the Landlord.

8.       PAYMENT OF TENANT'S PROPORTIONATE SHARE

         On the first day of each and every month, Tenant shall pay to the Landlord throughout the Term or any renewals, its Proportionate Share of the Operating Costs and Taxes, as well as an administration fee equal to the three percent (3%) of the said Operating Costs and Taxes and of the Minimum Net Net Rental as well as three percent (3%) of the total costs and expenses incurred by the Tenant, for the month immediately preceding, in maintaining, repairing and operating the Property, (the said costs and expenses incurred by Tenant being hereinafter referred to as "Tenant's Costs"). Upon Landlord's request, the Tenant shall furnish the Landlord with a statement in writing showing in reasonable detail and in such a form as Landlord may require the Tenant's Costs. Furthermore, Tenant shall furnish to Landlord, immediately upon Landlord's request, receipts or other appropriate evidence satisfactory to Landlord as to the payment of Tenant's Costs and shall make available to Landlord for Landlord's inspection and audit Tenant's books and records relating to Tenant's Costs.

         Notwithstanding anything to the contrary herein contained, the Landlord may, prior to the commencement of each calendar year or as soon thereafter as is reasonably possible, furnish to the Tenant an estimate of the Operating Costs and Taxes for such calendar year, and the Tenant shall pay to the Landlord, in advance, on the first day of each month during the year in question, Additional Rental equal to one twelfth (1/12) of the Tenant's Proportionate Share of the estimated Operating Costs and Taxes. Should the first Lease Year of the Term not commence on the first (1st) day of January or should the last Lease Year of the Term not terminate on the thirty-first (31st) day of December, then prior to the Commencement Date of the Term or prior to the anniversary of the Commencement Date in the last Lease Year of the Term, as the case may be, or as soon thereafter as is reasonably possible, Landlord shall furnish to Tenant an estimate of the Operating Costs and Taxes for the part of the Lease Year in question, and the Tenant shall pay to the Landlord, in advance, on the first day of each month during the part of the Lease Year in question. Additional Rental equal to the Tenant's Proportionate Share of the estimated Operating Costs and Taxes divided by the number of months for that part of the Lease Year in question.

         After the end of each calendar year, or after the end of the Term in the case of the final Lease Year, the Landlord shall furnish the Tenant with financial statements setting forth the actual Operating Costs and Taxes for such calendar year (or part of the Lease Year, as the case may be) and the Tenant shall pay to the Landlord forthwith an amount equal to its Proportionate Share of the excess in of the actual Operating Costs and Taxes over the estimated Operating Costs and Taxes. Should the estimated Operating Costs and Taxes exceed the actual Operating Costs and Taxes, the Tenant shall receive credit for its Proportionate Share of the excess. The appropriate adjustments shall be made between the parties hereto within thirty (30) days

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                  opinion, hinders or interrupts the flow of traffic to, in or from the Property and shall not do, nor suffer or permit anything to be done, which in the Landlord's opinion, in any way obstructs the free movement of people doing business in the Property;

         (iv) not to bring upon the Leased Premises or any part thereof any machinery, equipment, article or thing that by reason of its weight, function or size might damage the Leased Premises and not to overload the floors of the Leased Premises at any time and if any damage is caused to the Leased Premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of Tenant, Tenant will forthwith pay to Landlord the cost of restoring the Leased Premises to their original condition;

         (v) not to obstruct the sidewalks, entries, passage corridors and stairways, or use same for purposes other than for ingress and egress to or from the Leased Premises, and the Tenant shall save the Landlord harmless from damages to persons or property because of any articles thrown by the Tenant out of the windows or doors or down the passages of the Building.

14.      CONDITION OF PREMISES

         The Tenant represents that the Leased Premises have been examined by the Tenant and that the Tenant accepts the same, in the condition or state in which they are at the Date of Occupancy by Tenant, without representation or warranty, expressed or implied, oral or written, in fact or in law, by the Landlord, and without recourse to the Landlord as to the nature, condition or usability thereof or as to the use or uses to which the Leased Premises or any part thereof may be put.

15.      RELOCATION

         Landlord shall have the right at any time either during the Term or prior to the Commencement Date thereof, to change the location of the Leased Premises as set forth in Article 1.2 hereof to comparable premises in the Building or in any of Landlord's other buildings or in any other building in which Landlord has an interest. Should Landlord desire to move Tenant after the Commencement Date, Landlord shall pay all reasonable transportation, telephone installation and reasonable printing costs relating to letterheads and business cards in stock, as well as reasonable printing costs of notice of change of address to Tenant's customers, provided Tenant submits proof of payment of said costs.

16.      MAINTENANCE AND REPAIRS

         Notwithstanding the provisions of Articles 1604(2), 1605 and 1627 of the Civil Code of Lower Canada, the Tenant shall, at its own expense, operate, maintain and keep the Leased Premises including all facilities, equipment and services, both inside and outside, available to the Tenant exclusively, in such good order and condition as they would be kept by a prudent owner and Tenant shall promptly make all needed repairs and replacements to the Leased Premises (save and except for those structural repairs and replacements that are exceptional, nonrecurring and result from latent defects ) which a careful owner would make, including without limitation, the water, gas, drain and sewer connections, pipes and mains, electrical wiring, water closets, sinks and accessories thereof, and all equipment belonging to or connected with the Leased Premises or used in its operation.

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17.      INSPECTION AND REPAIR

         Landlord and its representatives shall have the right, during all reasonable business hours during the Term, to enter the Leased Premises to examine the condition thereof and to ascertain whether Tenant is performing its obligations hereunder, and Tenant shall make any repairs which Tenant is obliged to make pursuant to the terms of this Lease. If Tenant fails to make any such repairs within thirty (30) days after written notice from Landlord requesting Tenant to do so, provided that such repairs may reasonably be made within the said period, Landlord may, without prejudice to any other rights or remedies it may have, make such repairs and charge the cost thereof to Tenant. Nothing in this Lease shall be construed to obligate or require Landlord to make any repairs for which the Tenant is responsible hereunder but Landlord shall have the right at any time to make emergency or urgent repairs without prior notice to Tenant and charge the cost thereof to Tenant. Any costs chargeable to Tenant hereinabove shall be payable forthwith on demand as Additional Rent and shall bear interest from the date of such demand at the prime lending rate as determined by the Royal Bank of Canada on a daily basis plus four percent (4%) until paid to Landlord in full.

18.      ODOURS, DUST OR NOISE

         The Tenant warrants that no noxious/obnoxious odours, dust or noise will emanate from the Leased Premises as a result of the operations conducted by the Tenant therein and Tenant further covenants that it will not cause or maintain any nuisance in, at or on the Leased Premises and/or the Property and Tenant further warrants that it will not use the Leased Premises for any purpose or in any manner notwithstanding anything stated in this Lease which may cause noise, disturbance or noxious/obnoxious odours to the discomfort of other tenants, neighbors, or to the public in general. Accordingly, the Tenant agrees that should such noxious/obnoxious odour, dust or noise conditions exist, or should Landlord receive any complaint of odours, dust, noise or any other nuisance, Tenant will, at its own cost and expense, take such steps as may be necessary to rectify the same, including any expertise Landlord may require, which expertise must be acceptable to Landlord, provided further that if the Tenant shall fail to commence to do so within forty-eight (48) hours and complete the same within a reasonable time after notice is received by the Tenant from the Landlord, then the Landlord may at its option and without prejudice to its other rights and recourses:

         (a) notify Tenant that it must shut down all of its operations in the Leased Premises; and

         (b) Landlord may proceed forthwith to take reasonable measures to correct the same, at Tenant's cost as Additional Rental.

19.       GARBAGE, DEBRIS, REFUSE AND EXTERMINATION

         The Tenant shall not place or leave or permit to be placed or left in or upon any part of the Property outside of the Leased Premises any debris or refuse except as allowed by the Landlord at specific times and deposited in areas indicated by the Landlord in proper receptacles provided and placed for that purpose by the Tenant and Tenant shall furthermore comply with any of Landlord's rules and regulations with respect to garbage containers. The Tenant shall arrange and pay for the cost of those services required to remove diligently and efficiently all of Tenant's garbage and refuse of any nature whatsoever.

         Tenant, at its sole cost shall keep, the Leased Premises shall be kept in a clean and sanitary condition and in accordance with the laws of the municipality in which the Property is located and in accordance with all other

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regulations of any agency having jurisdiction over the Property and in accordance with the instructions, policies and recommendations of Landlord's insurers. If any such laws, instructions, policies and recommendations by Landlord's insurers require any changes whatsoever to the Leased Premises, the Tenant shall effect such changes at its own expense but subject to the approval of the Landlord. The Tenant agrees to provide strict measures for rat prevention and pest control and shall, if the Landlord deems the same to be necessary, enter into a regular contract with a firm of exterminators acceptable to Landlord. In the event that the Tenant fails to comply with the foregoing provisions, then Landlord, without prejudice to all of its other rights and recourses, shall have the right, without prior notice to the Tenant, to engage a firm of exterminators and to enter the Leased Premises with representatives of said firm in order to rectify the situation, the whole at Tenant's cost as Additional Rental.

20.      ACCESS

         The Landlord shall have the right of access to the Leased Premises only during reasonable business hours (except in the case of an emergency when Landlord shall have access at all times), and the right to perform such work as it chooses to do upon the Leased Premises, the Tenant renouncing any claim to any indemnity or reduction in rental provided such work be carried out with reasonable diligence.

21.      PARKING

         Parking shall be regulated by the Landlord in a reasonable manner and the Tenant and its customers shall abide by such regulations as may from time to time be established by the Landlord. If requested by the Landlord, the Tenant shall supply its employees' automobile licence numbers to the Landlord. Tenant shall indemnify and hold Landlord harmless from any claims should Landlord find it necessary to tow away from a restricted area any vehicle belonging to Tenant or to its customers.

         The Tenant acknowledges that the parking of its vehicle(s) and those of its customers in the parking facilities shall be at the risk and peril of Tenant and/or its customers, and that the Landlord shall not be responsible for any damages or loss whatsoever, whether caused by theft, fire or any other cause, to the Tenant's vehicle(s) or to those of its customers or to any property found in Tenant's vehicle(s) or those of its customers or for any injury to Tenant or other Persons on or in the immediate vicinity of the parking facilities and Tenant hereby releases Landlord of all liabilities of whatsoever nature with respect to the above.

         Notwithstanding anything contained herein, Tenant agrees to participate in a ticket validation system if one is established by the Landlord for the parking facilities of the Property, and to pay forthwith on demand as Additional Rental, all attributable parking charges.

22.      SIGNS OF LANDLORD

         Landlord shall have the right, at all times, to place upon the Property a notice of reasonable dimensions and reasonably placed in order not to interfere with the business of Tenant, stating that the Property is for sale and/or rent, and Landlord shall have the right, during the last six (6) months prior to the Termination Date, to place upon the Leased Premises a notice of reasonable dimensions and reasonably placed stating that the Leased Premises are for rent and Tenant will not remove any such notice or knowingly permit either of them to be removed.

         Landlord shall have the right to exhibit the Leased Premises from time to time to any prospective tenant or hypothecary creditor during all business hours of the Tenant and Tenant hereby renounces to Article 1645 of the Civil Code of Lower Canada.

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23.      SIGNS OF TENANT

         The Tenant shall be entitled, at its expense, to install on the Leased Premises such signs as are normally installed in connection with its business, as well as to identify itself on the exterior front of the Building provided such signs comply with municipal by-laws and with the Rules and Regulations as established from time to time by Landlord in accordance with the Article entitled "Rules and Regulations", and provided further that the Tenant obtains Landlord's consent for both the sign and its location. Furthermore, the authorization to install a sign will be issued in exchange for a deposit equivalent to the estimated cost of the repair of the supporting Building surface following the removal of the sign and Landlord shall not pay any interest to Tenant on said deposit. The installed sign must be subject to inspection by the Landlord who will proceed to the inspection upon receipt of proof of municipal permit and, in the case of electrified signs, of proof of approval by the Canadian Standards Association or other governing body.

         Except as provided above and unless specifically provided for in this Lease, Tenant shall not be entitled to install or put up any signs or posters of whatsoever nature on the windows of the Leased Premises and/or the Building and/or the Property.

         All civic numbers are supplied and installed at Tenant's expense by the Landlord according to its standards. The Tenant's identification at the rear of the Building is also supplied and installed by the Landlord at Tenant's expense according to Belcourt's standard # 20.11.87 attached to the Rules and Regulations in Schedule E.

         In the event that Tenant installs any sign without satisfying the requirements of this Article, Tenant shall remove such sign upon receipt of Landlord's notice. If Tenant fails to remove such sign within twenty-four (24) hours of receipt of Landlord's notice, then Landlord shall have the right, without further notice or any form of legal process, to remove same at Tenant's expense and to repair any damages caused by such removal. Landlord shall not be responsible for damages to Tenant's property or sign resulting from such removal. Tenant expressly waives its recourse in damages against the Landlord and shall hold Landlord harmless of any claim by any third party with respect to the said sign. Tenant shall immediately pay Landlord for all costs described hereinabove, upon demand, as Additional Rental.

24.      LANDLORD'S WORK

         The Leased Premises shall be delivered in an "as is" basis and Tenant accepts same in the condition in which they are at the signing of these presents.

25.      IMPROVEMENTS AND ALTERATIONS

                  (a) The Tenant shall not have the right to execute any changes, alterations, additions, erections, leasehold improvements, repairs and installations to the Leased Premises (hereinafter the "Work"), unless it has obtained Landlord's prior written consent. In the event Landlord consents to such Work, then Tenant undertakes to conform to the conditions stipulated hereunder.

                           (I)      All Work shall be carried out with
                                    reasonable dispatch and in a good
                                    workmanlike manner and in compliance with all applicable permits, authorizations, building and zoning by-laws and with all regulations and requirements of all competent authorities having jurisdiction over the Leased Premises;

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                           (ii) The Property shall at all times be free of all pledges, registered privileges and any other encumbrances;

                           (iii) If the cost of any Work shall be in excess of five thousand dollars ($5,000.00) as reasonably estimated by Landlord, Landlord may require Tenant to furnish security satisfactory to Landlord guaranteeing the completion of the Work, the payment of the cost thereof and that the Property is free and clear of all pledges, registered privileges and any other encumbrances;

                           (iv) Tenant shall maintain workmen's compensation insurance covering all persons employed in connection with the Work and shall produce evidence of such insurance to Landlord and Tenant shall also maintain such general liability insurance for the protection of Landlord and Tenant upon the terms Landlord may reasonably require, as well as contractor's protective liability insurance. Tenant shall further comply with all of the stipulations of the Article entitle "CSST" (Commission de la Sante et de la Securite au Travail du Quebec);

                           (v) The Tenant shall promptly pay for all materials supplied and work done in respect of the Leased Premises in order to ensure that no privilege is registered against any portion of the Property. If a privilege is registered or filed, the Tenant shall forthwith discharge it as its expense, failing which the Landlord may, at its option, discharge the same by paying the amount claimed to be due into court or directly to any such privilege claimant and the amount so paid and all expenses of the Landlord including any judicial and extrajudicial costs and attorney's fees incurred by the Landlord shall be paid by the Tenant to the Landlord within five (5) days after demand.

                                    It is agreed and understood that no work by
                           or on behalf of Tenant shall be permitted which, in Landlord's sole judgement, may weaken or endanger the structure or adversely affect the condition or operation of the Leased Premises and/or the Property or diminish the value thereof or restrict or reduce Landlord's coverage for Insurance purposes.

                           (b) Notwithstanding the contents of (a) above, Landlord may, at its sole option and discretion, execute itself or inspect any Work approved by landlord, in which event he Tenant shall pay for the costs of either the Work or the inspection thereof, and, in the event that landlord executes the Work, Tenant shall pay an additional amount equal to twenty percent (20%) of the costs of said Work on account of Landlord's overhead and administration costs. However, whether or not Landlord carries out or inspects the Work, the Tenant shall pay the fees of all architectural and engineering consultants and/or the cost of all construction drawings prepared to comply with the Tenant's requirements and for the cost of entering the information of such drawings on the original drawings of the Building, as well as twenty percent (20%) of such costs on account of administration and general expenses of Landlord. Payment shall be effected by way of a cash deposit and progress draws during the course of the Work, the specifics of which shall be established by the Landlord, acting reasonably, from time to time.

                           (c) Any Work by the Tenant made without the prior written consent of the Landlord, or which is not made in accordance with the design criteria and specifications approved by the Landlord, shall be removed by the Tenant immediately upon demand and the Leased Premises shall be restored to their previous condition by Tenant, the whole at the Tenant's cost, failing which landlord shall have the right

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                           to remove said Work at Tenant's entire cost and Landlord shall not be responsible for damages to Tenant's property resulting from such removal.

                           (d) Notwithstanding anything contained in this Article, Tenant shall not have the right to do any structural, mechanical or electrical Work in the Leased Premises.

                                    In the event that Tenant requests any
                           structural, mechanical or electrical Work, Landlord, at its sole option and discretion, shall be entitled to execute said Work. Said Work shall be governed by the provisions of sub-paragraph (b) above.

                                    In the event that Landlord does not choose
                           to execute said Work and consents to having Tenant execute same, then Tenant shall furnish to Landlord plans and specifications showing in reasonably complete detail the Work proposed to be carried out and the estimated cost thereof. Landlord shall approve or reject such plans and specifications within thirty (30) days after receipt of the same. If such plans and specifications are approved, all Work shall be carried out in compliance with the same. Furthermore, in the case where Tenant is authorized to carry out said Work, Tenant shall, at its cost, provide Landlord with an engineer's certificate upon completion of said Work. Any costs Incurred by Landlord of any nature whatsoever in order to permit Landlord to approve or reject Tenant's plans and specifications shall be reimbursed by Tenant immediately upon Landlord's request. In addition to the above, Tenant shall comply with all the conditions stipulated in (a) and (c) above.

                           It is agreed and understood that when completed, all
                  Work shall be comprised in and form part of the Leased Premises and be subject to all the provisions of this Lease. Furthermore, any authorization given by Landlord to Tenant to do any work in accordance with this Article, shall not relieve Tenant of its responsibility for the Work in question.

                           Subject to the terms and conditions of this Article,
                  in the event that the Tenant constructs a mezzanine in the Leased Premises, the Tenant will pay the amount of any increase in Taxes on the whole of the Building of which the Leased Premises form part, if such increase is caused by the construction or occupancy of said mezzanine. Furthermore, the Tenant will pay for any increase Operating Costs resulting from the construction or occupancy of the said mezzanine.

                           Tenant shall not make use or cause to be removed any
                  part or all of the ceiling system for any purposes, including that of storage.

                           Moreover, Tenant shall pay to Landlord the amount of
                  any increase for any Taxes to the extent that such increase is directly attributable to any action by Tenant under this Article.

                  26. CSST (COMMISSION DE LA SANTE ET DE LA SECURITE AU TRAVAIL DUE QUEBEC)

                           Tenant shall ensure itself that its contractor and/or
                  subcontractors comply with all the requirements established by La Commission de la Sante et de la Securite au Travail due Quebec (hereinafter the "CSST") and more specifically, Tenant shall ensure itself that its contractor and/or subcontractors have instituted a safety program for its employees. Tenant shall provide proof to Landlord, upon demand, that all requirements of the CSST have been met. It is expressly understood that Tenant shall indemnify and hold Landlord harmless from any proceedings, claim or demand which could be instituted against Landlord for the failure of Tenant's contractor and/or subcontractors to comply with CSST's requirements and the Tenant shall pay upon demand any judicial or extrajudicial costs so incurred by Landlord.

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27.      INSURANCE REQUIREMENTS

         Tenant shall not do or commit any act upon the Leased Premises or bring into or keep upon the Leased Premises any article which will affect the fire risk or increase the rate of fire insurance or other insurance on the Property.

         Tenant shall not commit any act upon the Leased Premises or make any use thereof which may make void or voidable any insurance on the Leased Premises or on the Building or Property and should any act so committed or any use so made by Tenant, including any unauthorized vacancy thereof, result in an increased or extra premium payable for insurance on the Leased Premises, Building or Property, then Landlord may, in addition to all other remedies, elect to pay the amount of such increase or extra premium, the amount so paid becoming immediately due and payable by Tenant and collectible as Additional Rental.

         Tenant shall comply with the rules and requirements of the Insurers' Advisory Organization of Canada or any successor body, and/or a loss prevention firm or consultant chosen by Landlord's insurers, and with the requirements of all insurance companies having policies of any kind whatsoever in effect covering the Property, including policies insuring against defectual liability.

         In no event shall any inflammable material, except for kinds and quantities permitted by the insurance policies covering the Property, or any explosives or radioactive material whatsoever, be taken into the Leased Premises or retained therein.

         Tenant shall take out and keep in force the following insurance:

         (a) comprehensive general liability insurance including blanket contractual liability and broad form property damage coverage, with respect to the business carried on in or from the Leased Premises and the use and occupancy thereof, for bodily injury and death and damage to property of others in an amount of at least two million dollars ($2,000,000.00) for each occurrence or such greater amount as Landlord may, from time to time, reasonably require;

         (b) an "all risks" insurance with extended coverage including the perils of fire, leakage, from sprinklers and other fire protective devices, earthquake, collapse, flood and sewer back-ups in respect to furniture, equipment, inventory and stock in trade, fixtures (plate glass if appropriate) and leasehold improvements located within the Leased Premises and such other property located in or forming part of the Leased Premises, including all mechanical or electrical systems (or portions thereof) installed by Tenant in the Leased Premises, the whole for the full replacement value thereof (without depreciation) in each such instance;

         (c) Tenant's legal liability insurance in an amount equal to the replacement cost of the leased premises or such greater amount as Landlord may, from time to time, reasonably require;

         (d) an environmental liability policy of a coverage of at least one million dollars ($1,000,000.00); and

         (e) such additional insurance as Landlord or its insurers, acting reasonably, may from time to time require.

         All the above-mentioned policies of insurance shall (I) be in form satisfactory to Landlord; (ii) be placed with insurers acceptable to Landlord and (iii) provide that they will not be cancelled or permitted to laps unless the insurer notifies Landlord in writing at least sixty (60) days prior to the date

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of cancellation or lapse. Each such policy shall name Landlord and any other party required by Landlord, as an additional insured as their interest may appear. Each liability policy will contain a provision of cross-liability and severability of interest as between Landlord and Tenant. All other policies referred to above shall contain a waiver of subrogation rights which Tenant's insurers may have against Landlord, Landlord's insurers and any Persons for whom Landlord is responsible. Notwithstanding anything to the contrary contained in this Lease, Tenant hereby releases and waives any and all claims against Landlord and any Persons for whom Landlord is responsible with respect to occurrences which are or which are required to be insured against by Tenant hereunder. Tenant shall provide Landlord with copies of each insurance policy referred to above upon execution of said policy and at the latest fifteen (15) days prior to the Tenant's occupation of the Leased Premises. It is understood that no review or approval of any insurance certificate or policy by Landlord shall derogate from or diminish Landlord's rights under this Lease.

         Tenant agrees that if Tenant fails to take out or to keep in force such insurance Landlord may, at its sole option and discretion, do so and pay the premium thereof and in such event Tenant shall repay to Landlord the amount paid as a premium, which repayment shall be collectible as Additional Rental.

28.      CANCELLATION OF INSURANCE

         If any insurance policy mentioned in the preceding Article and/or any insurance contracted by Landlord or any part of it is cancelled and/or threatened to be cancelled by the insurer, or if the coverage under it is reduced in any way by the insurer because of the use or occupation of any part of the Leased Premises, and if the Tenant fails to remedy the condition giving rise to the cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice from the Landlord, the Landlord may, either:

         (a) enter and take possession of the Leased Premises immediately by leaving upon the Leased Premises a notice of its intention to do so, upon which the Landlord will have the same rights and remedies that are available to him under this Lease or in virtue of the law; or,

         (b) enter upon the Leased Premises and remedy the condition giving rise to the cancellation, threatened cancellation or reduction of coverage and the Tenant will immediately pay the costs to the Landlord, together with a fee of fifteen percent (15%) of such costs representing the Landlord's overhead, which costs may be collected by the Landlord as Additional Rental, and the Landlord will not be liable for any damage caused to any property of the Tenant or others located on the Leased Premises as a result of the entry.

         29.      DAMAGE OR DESTRUCTION.

         29.1 If the Leased Premises are at any time destroyed or damaged, the following provisions will apply:

                  (I) If, in the opinion of the Landlord, the Leased Premises are fit for tenancy in whole or in part, the Lease shall continue in full force and effect without abatement or diminution of any Minimum Net Net Rental or Operating Costs and Taxes;

                  (ii) If, in the opinion of the Landlord, the Leased Premises are rendered partly unfit for tenancy, this Lease shall continue in full force and effect, except that the Minimum Net Net Rental and Operating Costs and Taxes will abate to the extent Landlord's Architect determines that the Leased

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                           Premises cannot reasonably be used for their intended purposes;

                  (iii) if Landlord determines that the Leased Premises are rendered wholly unfit for tenancy, this Lease shall continue in full force and effect, except that Minimum Net Net Rental and Operating Costs and Taxes will fully abate;

                  (iv) all abatements will occur from the date of the damage or destruction until the earlier of the date that the Leased Premises are delivered to Tenant or the date of termination of the period of indemnity under Landlord's insurance policy for business interruption and/or loss of rentals;

                  (v) Landlord will commence and proceed diligently to reconstruct, rebuild or repair any damage to the Leased Premises to meet Landlord's base building criteria for that Property which Landlord may modify to be consistent with the plans, specifications and design criteria for the rebuilding of the Building and/or the Leased Premises, chosen by Landlord acting reasonably;

                  (vi) to restore the Leased Premises, Landlord will be under no obligation to perform work other than that stipulated in sub-paragraph (v) above;

                  (vii) whether or not the damage to the Leased Premises may have been caused by Tenant's negligence or fault, Tenant shall commence to repair, rebuild or reconstruct, at its own cost, all leasehold improvements, fixturing and equipment in the Leased Premises within fifteen (15) days from Landlord's notice that Landlord has completed its work and Tenant shall complete said work within thirty (30) days from Landlord's notice;

                  (viii) Tenant shall not be entitled to any allowance, inducement, payment or other consideration from Landlord in connection with Tenant's work described in sub-paragraph (vii) above, even if such allowance, inducement, payment or other consideration was made at the time of original construction of the Leased Premises.

         29.2 Despite any provision to the contrary contained in this Lease and, specifically but without limitation, anything contained in the present Article, if the Property is totally or partially damaged or destroyed (whether the Leased Premises are affected or not), and:

                  (i) in the Landlord's opinion, the damaged or destroyed portions cannot reasonably be repaired, restored or rebuilt within one (1) year following the occurrence without overtime or other special arrangements; or

                  (ii) the cost, as estimated by the Landlord, of repairing, restoring or rebuilding the damaged or destroyed portions will exceed the proceeds of insurance available to Landlord for such purpose or the damage or destruction was caused by a peril which is not covered by Landlord's insurance; or

                  (iii)    less than two (2) years remain during the Term;

                  then in any of the above cases, Landlord may, at its option (to be exercised by written notice to Tenant within ninety (90) days following any such occurrence) elect to terminate this Lease.

                  If Landlord elects to terminate this Lease, then the following will apply:

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                  (iv) if the Leased Premises have been rendered wholly unfit for tenancy, the termination will take effect from the date of the damage or destruction and all Minimum Net Net Rental and Operating Costs and Taxes be adjusted to that date;

                  (v) if the Leased Premises have been rendered only partly unfit for tenancy and Tenant has occupied or has been reasonably capable of occupying any part of the Leased Premises from the date of the damage or destruction, the Lease will terminate ten (10) days from Landlord's notice. All unabated Minimum Net Net Rental and Operating Costs and Taxes will be adjusted to the date of termination. Minimum Net Net Rental and Operating Costs and Taxes will abate from the date of the damage and destruction until the date of termination to the extent the Leased Premises cannot reasonably be used for their intended purposes;

                  (vi) if the Leased Premises were not rendered wholly or partly unfit for tenancy, the Lease will terminate ten (10) days from Landlord's notice and all Minimum Net Net Rental and Operating Costs and Taxes will be adjusted to that date;

                  Landlord may, at its sole option, rather than elect to terminate this Lease, relocate Tenant to premises reasonably similar to the Leased Premises within the same general vicinity of the Leased Premises for a period corresponding to the unexpired Term of this Lease or until such time as Landlord has reconstructed the Leased Premises.

                  If the Property is totally or partially damaged or destroyed and Landlord does not elect to terminate this Lease, subject to paragraph (viii) below, Landlord shall commence and proceed diligently to reconstruct, rebuild or repair, as necessary, those portions of the Property which have been so damaged or destroyed in accordance with Landlord's base building criteria for said Property, exclusive of obligations of tenants in respect of the Property pursuant to any lease. Furthermore, if the Leased Premises are being repaired, rebuilt or reconstructed, the provisions of the present Article relating to the Leased Premises shall apply.

                  (vii) Tenant acknowledges and agrees that if Landlord does any reconstruction, rebuilding or repairing of the Property, Landlord may do any one or more of the following:

                           (a) use plans, specifications and working drawings which differ from those applicable to the Property in existence prior to the damage or destruction;

                           (b) change the configuration, design and/or size of the Property or any of its component parts to suit Landlord's needs at the time, including, without limitation, the location and size of any court, entrance, parking facility or any other Common Area or Facility;

                           (c) redesign the tenant mix to suit Landlord's needs at the time of reconstruction, with respect to the kinds of uses which will be included in the tenant mix and rearrange the locations in the Property in which various types of uses shall be permitted.

         In the present Article, the Landlord's opinion shall be final and binding on the parties. It is further understood and agreed that nothing herein shall oblige Landlord, under any circumstances and in any manner whatsoever, to spend an amount greater than the proceeds of insurance received by Landlord as a result of the damage or destruction described in the present Article for any reconstruction contemplated herein.

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         Tenant agrees that none of the foregoing shall constitute a change of form or destination, nor shall the validity or enforceability of this Lease be affected in any manner by any of the foregoing.

30.      TRANSFER CONSENT REQUIRED

         No Transfer of this Lease shall be effected by Tenant without the prior written consent of the Landlord in each instance, which consent may not be unreasonably withheld.

         Landlord's refusal of consent shall be deemed reasonable (without in any way restricting Landlord's right to refuse its consent on other reasonable grounds) under the following circumstances:

         (a) where the Transferee proposed by Tenant is then a tenant of the Property and Landlord has or will have during the next six
                  (6) months suitable space for rent in the Property;

         (b)      where Tenant is in default under any provisions of this Lease;

         (c) where the Landlord has reasonable grounds to believe that the proposed Transferee does not possess the financial means necessary to fulfill all its financial obligations herein;

         (d) where the Transfer applies to part of the Leased Premises only;

         (e) where the proposed Transferee's use of the Leased Premises violates any laws or rights granted to other tenants or retained by Landlord, or where such use may be disruptive or objectionable to other tenants or to the Landlord, or where such use shall detract from the dignity or character of the Property;

         (f) where the Landlord has not obtained the consent of a secured creditor or any Person who may have the right to approve the Transfer.

         (g) where a previous Transferor or guarantor does not approve the Transfer and/or refuses to remain jointly and severally liable towards Landlord for the execution of Tenant's obligations under this Lease and/or refuses to sign a Transfer document to that effect.

                  If the Tenant intends to effect a Transfer of all or any part of the Leased Premises, with Landlord's consent, of this Lease or of any interest hereunder, then the Tenant undertakes not to print, publish, post, display or broadcast any notice or advertisement or otherwise advertise the whole or any part of the Leased Premises for purposes of a Transfer, and shall not permit any broker or other Person to do any of the foregoing, unless the complete text and format of any such notice, advertisement, or offer is first approved in writing by the Landlord. Without in any way restricting or limiting the Landlord's right to refuse any text or format on other grounds, any text or format proposed by the Tenant shall not contain any reference to the rental rate of the Leased Premises. Notwithstanding anything contained herein, no sign shall be posted, affixed, displayed or inscribed in any manner whatsoever on the Leased Premises or the Property advertising that the Leased Premises are for rent.

         If the Tenant intends to effect a Transfer or all or any part of the Leased Premises, of this Lease or of any interest hereunder, then, and as often as such event shall occur, the Tenant shall give prior written notice to the Landlord of such intent, specifying therein the proposed Transferee, providing such information with respect thereto, including without limitation, information concerning the principals thereof and as to any credit, financial

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or business information relating to the proposed Transferee as the Landlord or the hypothecary creditor requires, and shall pay Landlord in advance for the cost of Landlord's inquiries as well as its processing fee for the examination of Tenant's request, and the Landlord shall, within thirty (30) days following the completion of Landlord's study of Tenant's request, notify the Tenant in writing that:

         (a) it consents or does not consent to the Transfer in accordance with the provisions and qualifications of this Article:

         (b) it elects to cancel this Lease in preference to giving such a consent.

         The mere occupation of all or part of the Leased Premises or Landlord's tolerance thereof, the payment of any amount by the proposed Transferee to Landlord, or the consent to any previous Transfer shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to any Transfer, nor will any of the foregoing be construed to constitute a consent by Landlord to the proposed Transfer. Nevertheless, whether or not Landlord consents to any Transfer, it may collect rent or other amounts from any proposed Transferee and apply the said amount to the amounts payable under this Lease, without in any manner prejudicing any of its rights. This prohibition against a Transfer is construed in a manner to include a prohibition against any Transfer by operation of law, and no Transfer shall take place by reason of a failure by the Landlord to reply to a request by the Tenant for consent to a Transfer.

         Notwithstanding any such Transfer consented to by the Landlord, no acceptance by the Landlord of any payments by a Transferee shall be deemed a waiver of the requirements contained herein or a release of the Tenant from the further performance by the Tenant of the obligations on the part of the Tenant herein contained and the Tenant shall be jointly and severally liable with the Transferee for all of the Tenant's obligations stipulated in the Lease and shall not be released from performing any of the obligations under the Lease during the Term.

         In addition to any of the requirements stipulated herein, Landlord's consent to the Transfer is conditional upon Tenant and Transferee signing with Landlord a document prepared by Landlord evidencing such Transfer, and Tenant undertakes to cause the Transferee to promptly sign said document in which Transferee shall agree to be bound directly with landlord to all of the obligations contained in this Lease as if such Transferee had originally executed this Lease as Tenant. The above-mentioned document shall further provide that the Tenant transfers to the Transferee any rights it may have with respect to the Deposit retained by Landlord pursuant to this Lease and Tenant renounces all of its rights thereto. In addition thereto, the Transferee may be required by Landlord to supplement any security deposit given in this Lease.

         Should the Minimum Net Net Rental per square foot to be paid by a Transferee, whether in cash, goods, services or other consideration, exceed the Minimum Net Net Rental per square foot payable hereunder, then Tenant shall pay to Landlord monthly, as Additional Rental, the amount of or an amount equivalent to such excess.

         Notwithstanding anything contained in this Article, the Tenant may sublet the Leased Premises or assign the Lease to a parent, subsidiary or affiliate company without seeking the consent of the Landlord provided, however, that such sub-tenant or assignee shall remain bound jointly and severally with the Tenant for all the terms and covenants of this Lease, and provided further that Tenant shall notify Landlord in writing prior to such sublet or assignment.

         Upon the execution of this Lease and upon each succeeding anniversary date or at any sooner time requested by the Landlord, the Tenant shall deliver to the Landlord a statement, certified as being true and correct and verified by the corporate secretary, showing the names of all existing

                                                       Montreal Industrial Lease
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shareholders of record and their respective ownership interests as at that date. The Tenant shall, at the request of the Landlord, make available to the Landlord for inspection or copying or both, all books and records of the Tenant which, alone or with other data, show the applicability or inapplicability of this Article. If any shareholder of the Tenant shall, after the request of the Landlord to do so, fail or refuse to furnish forthwith to the Landlord any data verified by the affidavit of such shareholder or other credible person, which data, alone or with other data show the applicability or inapplicability of this paragraph, the Landlord may terminate this Lease by giving the Tenant prior written notice of thirty (30) days of such termination.

31.      PRIVILEGE OF LANDLORD

         Tenant covenants to furnish the Leased Premises with and to maintain at all times thereon, a sufficient quantity of furniture, fixtures and other effects to secure the payment of at least six (6) months of Minimum Net Net Rental and Additional Rental which shall at all times be free and clear of all Tenant Security and shall be subject to a privilege in favour of the Landlord for the payment of Minimum Net Net Rental and Additional Rental and the fulfillment of all other covenants and agreements herein contained.

32.      ASSIGNMENT BY LANDLORD

         Landlord declares that it may assign its rights under this Lease to a lending institution or to any Person as collateral security for a loan to Landlord and, in the event that such an assignment is given and executed by Landlord and notification thereof is given to Tenant by or on behalf of Landlord. It is expressly agreed that this Lease shall not be cancelled or modified for any reason whatsoever without the consent in writing of such lending institution or Person if such consent is required.

         This Lease and all rights of the Tenant under the Lease shall be subject to and subordinate to any Security. Tenant hereby covenants and agrees that it will, whenever reasonably required by Landlord and at Landlord's expense, consent to and become a party to any instrument subordinating the Lease to any Security. However, no subordination by the Tenant shall have the effect of permitting the holder of any Security to disturb the Tenant's enjoyment of the Leased Premises as long as the Tenant shall comply with the covenants to be kept and performed by it under this Lease.

         The Tenant will, upon request of the Landlord or the Person holding the Security or any Person having an interest in the project, execute and deliver promptly those instruments referred to herein. However, if ten (10) days after the date of request, the Tenant has not executed and delivered them, the Tenant hereby irrevocably appoints the the Landlord as the Tenant's attorney with full power and authority to execute and deliver in the name of the Tenant said instruments or the Landlord may, at its sole option and discretion, terminate this Lease upon giving Tenant a forty-eight hour (48) notice of its intention to do so, the whole wihtout incurring any liability whatsoever and without prejudice to all of its other rights and recourses.

         It is agreed and understood that in the event of any sale of the Property by Landlord, then Landlord shall automatically be relieved of any and all obligations and liabilities under this Lease accruing from and after the date of such sale.

33.      EXPROPRIATION

         If the whole or any part of the Leased Premises and/or the Property shall be condemned, expropriated or taken in any manner for any public of quasi-public use or purpose, Landlord may, at its option, terminate this Lease by giving notice in writing to Tenant that the Term hereof shall expire upon the day when possession is required for such purpose and in the event of such expiration Landlord shall have no liability of any nature to Tenant

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resulting from said expiration.

34.      EXTENSIONS

         The Landlord shall have the right, at its option and from time to time, to make extensions and/or additions and/or to add one or more additional floors or storeys onto all or part of the building comprising the Leased Premises, or on to any other buildings of the Property, or to add one or more buildings to the Property. In the event that any such extensions and/or additions be made to the building comprising the Leased Premises or to any other buildings of the Property and/or in the event any such additional building or buildings shall be erected on the Property, the Landlord may, at its sole option and discretion, include in the denominator for the purpose of calculating Tenant's Proportionate Share of Operating Costs and Taxes, the total leasable area of all or part of the buildings erected on the Property.

         In the event the Landlord exercises said option, the Tenant agrees to permit the Landlord to install and/or extend and/or add all the required improvements including supports, beams, wiring, piping, stairways, elevators, ramps, vents, ducts, shafts and openings for view or light and the like and to close all borrowed lights and the windows and openings which may be required to be closed as a consequence of such construction, the whole without any claims for disturbance and/or inconvenience and the like which may be caused to the Tenant, provided always that the required work is carried out within a reasonable delay and that this Article shall not absolve or release the Landlord from liability in respect of any damage or loss caused to the Tenant as a consequence of any negligence or fault of the Landlord, its employees or representatives. If the Tenant loses the use of any part of the Leased Premises during the making of such additions and/or extensions, the Tenant shall be granted a proportionate reduction in Minimum Net Net Rental as compensation for loss of use (during the period and for the area of loss of use only); all of the foregoing without any other claims by the Tenant against the Landlord for damage and loss of use.

         In the event the Landlord exercises said option, the Tenant agrees to permit the Landlord to install and/or extend and/or add all the required improvements including supports, beams, wiring, piping, stairways, elevators, ramps, vents, ducts, shafts and openings for view or light and the like and to close all borrowed lights and the windows and openings which may be required to be closed as a consequence of such construction, the whole without any claims for disturbance and/or inconvenience and the like which may be caused to the Tenant, provided always that the required work is carried out within a reasonable delay and that this Article shall not absolve or release the Landlord from liability in respect of any damage or loss caused to the Tenant as a consequence of any negligence or fault of the Landlord, its employees or representatives. If the Tenant loses the use of any part of the Leased Premises during the making of such additions and/or extensions, the Tenant shall be granted a proportionate reduction in Minimum Net Net Rental as compensation for loss of use (during the period and for the area of loss of use only); all of the foregoing without any other claims by the Tenant against the Landlord for damage and loss of use.

         Without limiting the generality of the foregoing, the Landlord hereby reserves the right, at any time and from time to time, to make changes in, additions to, subtractions from or rearrangements of the Building including, without limitation, all improvements at any time thereon, all entrances and exists thereto, and to grant, modify and terminate any servitudes or other agreements pertaining to the use and maintenance of all or parts of the Building and to make changes or additions to the pipes, conduits, wires, ducts, utilities and other necessary building services in the Leased Premises which serve other premises. The Landlord agrees that in performing such alterations, it shall do so in such manner as to minimize any material interference with the Tenant's use and enjoyment of the Leased Premises. The Landlord shall not however, be responsible for any damages of whatsoever nature to Tenant except for physical damages to the Leased Premises.

                                                       Montreal Industrial Lease
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         The Landlord shall further have the right from time to time to sever any part or parts of The Property or any Building or improvements thereon for purposes of sale, lease, hypothec, privilege, charge or otherwise, including the creation of rights-of-way, servitudes and parking arrangements which the Landlord deems necessary and the Tenant hereby consents to any such severance and agrees to execute any documents or consents which the Landlord may request for these purposes. If any part or parts of the Property or the Building or improvements on the Property are so severed and are deemed by the Landlord to no longer form part of the Property, such part or parts shall be excluded from the Property for the purposes of this Lease at the time designated by the Landlord and the Tenant shall, when requested by the Landlord, execute a release of any interest in the Property so excluded.

35.      DEFAULT

         The following shall be considered a default under the terms of this
Lease:

         (a) in the event that Tenant shall be in default under any provision of this Lease providing for the payment of Minimum Net Net Rental and/or Additional Rental;

         (b) in the event Tenant does not take possession of the Leased Premises or abandons or attempts to abandon the Leased Premises before the Termination Date, with or without Landlord's knowledge; or in the event the Leased Premises are used by any Person other than the Person entitled to use them hereunder; or any procedure in execution is issued pursuant to a judgment rendered against Tenant; or if an agent, receiver or trustee acting under a trust deed or other security, takes possession of the Tenant's assets and/or any equipment, fixtures, furniture or movable effects in the Leased Premises; or if the Tenant shall make a bulk sale of its goods; or if the Tenant should attempt to move its belongings out of the Leased Premises;

         (c) in the event that Tenant shall be in default in observing any covenant herein contained and/or performing any of its obligations contained in this Lease (other than a default stipulated in sub-paragraphs (a) and (b) above) and such default shall continue for fifteen (15) days after written notice specifying such default shall have been given by Landlord to Tenant, unless it is impossible for Tenant to cure such default within the said delay of fifteen (15) days, in which case Tenant shall, upon written request to Landlord, be entitled to such reasonable extension of time to enable such default to be remedied.

         In the event of any default on the part of the Tenant under the terms of this Lease, Landlord shall have the right, at its sole and absolute discretion, to terminate this Lease and in addition, Landlord may, without notice or any form of legal process, forthwith enter upon and take possession of the Leased Premises and operate the business and/or assume absolute ownership of Tenant's movable effects and/or remove the Tenant's effects therefrom, any statute or law to the contrary notwithstanding, the whole without prejudice to and under reserve of all other rights and recourses of Landlord to claim any and all losses and damages of any nature whatsoever sustained by the Landlord by reason of or arising from any default of the Tenant including, without limitation, the expenses of reletting the Leased Premises (including the costs of any repairs, decorating, alterations or improvements necessitated thereby), as well as attorney's fees of fifteen percent (15%) of any amount granted by judgment. Where Landlord shall have instituted proceedings to cancel, terminate or confirm its cancellation or termination of this Lease, notwithstanding any law or custom to the contrary, Tenant shall not have any right to prevent such cancellation or termination by remedying its default or defaults subsequent to the institution of such legal proceedings.

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36.      FAILURE OF TENANT TO PERFORM

         If Tenant fails to pay when due any taxes, rates, insurance premiums, charges, debts or any other amounts which it owes or has herein covenanted to pay, all such amounts shall be deemed to be and be treated as Additional Rental and payable and recoverable as Additional Rental. Landlord may pay the same and shall be entitled to charge the sums so paid to Tenant who shall pay them forthwith on demand as Additional Rental.

         All arrears of Minimum Net Net Rental and Additional Rental shall bear interest at the prime lending rate as determined by the Royal Bank of Canada on a daily basis plus four percent (4%) from the time such arrears become due until paid to Landlord.

37.      BANKRUPTCY AND INSOLVENCY

         In the event that Tenant shall be adjudicated bankrupt or make any general assignment for the benefit of its creditors, or make a proposal to its creditors, or take or attempt to take the benefit of any insolvency or bankruptcy law, or if a receiver or trustee be appointed for the property of the Tenant or any part thereof, the present Lease shall automatically terminate on the occurrence of any of the aforesaid events without further notice or delay, and Landlord shall be entitled to recover all arrears of Minimum Net Net Rental and Additional Rental as well as six (6) months of future Minimum Net Net Rental and Additional Rental or such other accelerated amount that the law may at any time provide.

38.      INDEMNIFICATION

         Except if caused directly by the gross negligence or fault of the Landlord, its mandatories, employees, or representatives, or by any breach or nonperformance by the Landlord of any covenant undertaken by virtue hereof, the Landlord shall not be liable nor responsible in any way for any injury of any nature whatsoever that may be suffered or sustained by the Tenant or any other Person who may be upon the Leased Premises or for any loss of or damage to any property belonging to the Tenant or to any other Person while such property is on the Leased Premises and in particular (but without limiting the generality of the foregoing), the Landlord shall not be liable for any damage or damages of any nature whatsoever to any such property caused by the failure, by reason of a breakdown or other cause, to supply adequate drainage, or by reason of the interruption of any public utility or service or in the event of steam, water, rain or snow which may leak into, issue or flow from any part of the Property or from the water, steam, sprinkler, or drainage pipes or plumbing works of the same, or form any other place or quarter or for any damage caused by anything done or omitted by any tenant. The Landlord, however, shall use all reasonable diligence to remedy such condition, failure or interruption of service when not attributable to the Tenant, after notice of same, when it is within its power and obligation to do so. The Tenant shall not be entitled to any abatement of Minimum Net Net Rental and Tenant's Proportionate Share of Operating Costs and Taxes in respect of any such condition, failure or interruption of service.

         The Tenant will indemnify and hold Landlord harmless from and against all fines, liability, damage suits, claims, demands and actions of any kind or nature for which the Landlord shall or may become liable for or suffer by reason of:

         (a) any breach or nonperformance by the Tenant of any provision hereof; and/or

         (b) any injury (including death resulting at any time therefrom) or damage to property occasioned to or suffered by any

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                  Person including the parties hereto by reason of any such breach or nonperformance or of any wrongful act, neglect, or fault on the part of the Tenant, and/or

         (c) any damage to the Property caused by the Tenant's use and occupancy of the Leased Premises; and/or

         (d) any injury to any Person including death, sickness and diseases resulting at any time therefrom, whether caused by a virus, bacteria or any substance brought upon the Leased Premises and manipulated by Tenant and/or located on or about the Leased Premises; and/or

         (e) any injuries, damages or costs relating to any environmental impairment arising out of the occupancy of the Leased Premises.

         Such indemnification by the Tenant for any of the above items shall survive the termination of this Lease, anything in this Lease to the contrary notwithstanding.

39.      DISTURBANCE

         Notwithstanding anything to the contrary stipulated in the present Lease, the Tenant will not hold the Landlord in any way responsible for any damages or annoyance which the Tenant may sustain through the fault of any tenant who occupies any premises adjacent to, near, above or under the Leased Premises, and renounces any claims it may have against the Landlord pursuant to
Article 1636 of the Civil Code of Lower Canada.

40.      NONWAIVER

         The failure of Landlord to insist upon a strict performance of any of the terms hereof shall not be deemed a waiver of any rights or remedies that Landlord may have and shall not be deemed a waiver of any subsequent default by Tenant of any such terms.

41.      WAIVER OF COMPENSATION

         The Tenant hereby waives and renounces any and all existing and future claims, offsets and compensation against any Minimum Net Net Rental or Additional Rental due hereunder and agrees to pay such Minimum Net Net Rental and Additional Rental on their respective due dates, regardless of any claim, offset or compensation which may be asserted by the Tenant or on its behalf, except to the extent permitted hereunder.

42.      IMPUTATION OF PAYMENTS

         No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Minimum Net Net Rental and Additional Rental shall be deemed to be payments on account of the earliest stipulated Minimum Net Net Rental and Additional Rental, nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as rent deemed as acknowledgment of full payment or an agreement or acquiescence of or to the terms thereof, and the Landlord may accept and cash such cheque or payment without prejudice to the Landlord's right to recover the balance of such rental or pursue any other remedy provided in this Lease. The Landlord may, at its option, apply sums received from the Tenant against any amounts due and payable by the Tenant under this Lease in such manner as the Landlord sees fit.

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43.      CUMULATIVE REMEDIES

         No reference to or exercise of any specific right or remedy by the Landlord shall preclude the Landlord from or prejudice the Landlord in exercising any other right under this Lease or pursuing any other remedy or maintaining any action to which it may otherwise be entitled at law.

44.      UNAVOIDABLE DELAY

         Save and except for any monetary obligation under this Lease, Landlord and Tenant shall not be liable for failure or delays in performing any of their obligations hereunder should such failure or delay be caused by any event (excluding the financial conditions of either party) which is beyond the reasonable control of either party including, without limitation, cas fortuit, force majeure, strikes, lockouts, labour troubles, inability to procure materials, restrictive governmental rules, regulations, orders or bankruptcy of contractors.

         Without limiting the generality of the foregoing and in particular, it is understood and agreed that whenever and to the extent that the Landlord shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfill such obligation, or by reason of any statute, law or order in council or any regulation or order passed or made pursuant thereto or by reason of the order or directive of any competent authority having jurisdiction over the Property, or inability to obtain any required authorization therefrom, or by reason of any other cause beyond its control, the Landlord shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and the Tenant shall not be entitled to compensation for any damages of whatsoever nature arising therefrom.

45.      MANAGEMENT OF THE PROPERTY

         The Tenant hereby acknowledges to the Landlord that the Property may be managed by any party other than the Landlord, as the Landlord from time to time may in writing designate and, to all intents and purposes, any manager so designated shall be the party at the Property authorized to deal with the Tenant. All payments to Landlord in virtue of this Lease shall be made by cheque payable to the Landlord in full unless otherwise specified in writing by Landlord to Tenant.

46.      RULES AND REGULATIONS

         There is a schedule of rules and regulations annexed hereto as Schedule "E" and the Tenant binds and obliges itself to abide by the said rules and regulations.

         The Landlord shall have the right to amend and/or rescind the rules and regulations in Schedule "E" from time to time and to make any other reasonable rules and regulations not contrary to the spirit and intent of this Lease as, in its discretion, may from time to time be needful for the safety, care, cleanliness and proper administration of the Property including the Leased Premises, and for the preservation of good order therein, and the same shall be observed and performed by the Tenant and by its customers, and all such rules and regulations now or hereafter to be established by the Landlord as herein provided shall form part of this Lease as if recited at length herein and any such new rules and regulations shall be binding upon Tenant upon written notification from Landlord.

         Furthermore, in the event that Tenant does not comply with the rules

                                                       Montreal Industrial Lease
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and regulations, Landlord shall have the right, without notice, to enter the Leased Premises and execute any work necessary to rectify Tenant's noncompliance, the cost of which shall immediately, upon Landlord's request, be payable by Tenant as Additional Rental. It is agreed and understood that the terms and conditions of this Lease shall prevail over any of the terms of the rules and regulations.

47.      COMPLIANCE WITH LAWS AND REGULATIONS

         The Tenant shall, at its own expense, promptly comply with the requirements of every applicable statute, law and ordinance and with every applicable lawful regulation or order with respect to the removal of any encroachment placed by the Tenant, or to the condition, equipment, furniture, fixtures, maintenance, or use, or occupation of the Leased Premises, including the making of any alteration, addition in or to any structure upon, connected with or appurtenant to the Leased Premises, whether or not such alteration be structural or be required on account of any particular use to which the Leased Premises or part thereof may be put and whether or not such requirement, regulation or order be of a kind now existing or within the contemplation of the parties hereto; and shall comply with any applicable regulation, recommendation or order of the insurers' Advisory Organization of Canada, or any body having similar functions or of any liability or fire insurance company by which the Landlord and/or the Tenant may be insured.

48.      WINDOW COVERINGS

         In order to preserve a more uniform and attractive appearance of the Property for the benefit of all the tenants, the Tenant herein binds and obliges itself to place vertical blinds for air porosity, over all windows which are located in the front of the Building or on any side of the Building which faces a public street and where such windows are for other than office areas, such vertical blinds shall remain drawn at all times.

49.      PERMITS AND LICENSES

         The Tenant shall obtain all necessary permits and licenses required for the occupancy and carrying on of its business, the Landlord making no representations or warranties whatsoever as to whether said permits and licenses may be obtained by Tenant. Should the Tenant fail to obtain any required permit and/or license, it shall nevertheless remain bound to perform all of its obligations pursuant to the present Lease including, without limitation, payment of Minimum Net Net Rental and Additional Rental.

50.      EXPIRATION OF LEASE

         Tenant shall, at the expiration or sooner termination of the Term, peaceably surrender and yield up unto Landlord, who shall become absolute owner thereof, the Leased Premises together with all buildings, alterations, additions, erections, leasehold improvements, repairs and installations, including the air-conditioning and heating system, done or made by the Tenant, both movable and immovable, except the equipment and furniture belonging to Tenant which must be removed at Tenant's expense on or before the expiration of the Lease. Tenant shall repair any and all damages caused to the Leased Premises and/or to the Building as a result of such removal, using materials equal in quality to that of the damaged materials, failing which Landlord may do so at Tenant's expense.

         Notwithstanding the above, Landlord may at its option advise Tenant in writing that he does not wish the ownership of all or any part of the above described property, in which case Tenant shall remain owner of such property refused by landlord and shall, at its own expense, immediately remove such property and repair any damage to the Leased Premises and/or the Building

                                                       Montreal Industrial Lease
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caused by the original installation and/or removal, using materials equal in quality to that of the damaged materials, failing which Landlord may do so at Tenant's expense.

         If Tenant leaves any equipment or furniture in the Leased Premises following the expiration of the Term, it is understood that Landlord may then, at its option, either accept full and absolute ownership of same and may use it or dispose of it as Landlord determines, without compensation payable to Tenant and without incurring any liability to Tenant, or Landlord may dispose of same as it sees fit, at Tenant's expense, without incurring any liability to Tenant.

         If the Tenant has failed to fulfill its obligations under this lease with respect to the maintenance, repair and alteration of the Leased Premises and removal of improvements and fixtures from the Leased Premises during or at the end of the Term, such obligations and the Landlord's rights in respect thereto shall remain in full force and effect notwithstanding the expiration or sooner termination of the Term.

51.      CONSTITUT OR TENURE SYSTEM ACT

         The Tenant hereby renounces any rights which it may have or acquire under the Constitut or Tenure System Act, R.S.Q., 1977, c. C-64, to purchase or acquire the Leased Premises or the Property.

52.      DOMICILE AND NOTICES

         The Tenant hereby elects domicile at the Leased Premises for the purpose of service of any writs of summons or other legal document in any action or proceeding whatsoever by the Landlord against the Tenant.

         Any notice or demand given by Landlord to Tenant or by Tenant to Landlord pursuant to the present Lease shall be deemed to be duly given if served upon the Tenant or Landlord personally, or if delivered or mailed by prepaid certified or registered mail to:

         (a)      LANDLORD:         7405 Trans Canada Highway
                                    St. Laurent, Quebec

         (b)      TENANT:           At the Leased Premises

         Landlord may, by notice in writing to the Tenant, change the address to which any notice or demand intended for the Landlord shall be addressed. Tenant may, by notice in writing, require that a copy of any writ of summons or other legal document or proceeding and a notice or demand served on the Leased Premises be mailed by regular mail to an additional address.

53.      SUCCESSORS AND ASSIGNS

         This Lease shall enure to the benefit of Landlord's or Tenant's respective heirs, executors, administrators, successors and assigns.

54.      DESCRIPTIVE HEADINGS

         Any descriptive headings appearing in this Lease have been inserted as a matter of convenience and reference only and in no way define, limit or enlarge the scope or meaning of this Lease or any provisions hereof.

55.      GOVERNING LAW / SEVERABILITY

         The present Lease shall be construed and governed by the laws of the Province of Quebec. Should any provision of this Lease be or become

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illegal or not enforceable, it shall be considered separate and severable from the present Lease and the remaining provisions shall continue in full force and effect and be binding upon the parties hereto as though said provisions had never been included. In this Lease, singular words shall be interpreted as including the plural and vice versa and the words of masculine gender shall be interpreted as including the feminine gender. Where more than one landlord or tenant is referred to or when Tenant shall be of feminine gender or a corporation, all the proper grammatical changes shall be inferred.

56.      COST OF PREPARATION, REGISTRATION AND RADIATION

         Tenant shall be permitted at it own cost to register the Lease by memorial only, upon obtaining Landlord's prior written consent as to the form and content of the memorial.

         In addition, Tenant shall, at its own cost, at the expiration of the Term, radiate the registration of the Lease from the Index of Immoveables.

         In the event the said registration is not radiated within thirty (30) days from the expiration of the Term, Tenant hereby irrevocably appoints the Landlord as the Tenant's attorney with full power and authority to execute in the name of the Tenant any documents and instruments required to effect the said radiation of the registration of the Lease from the Index of Immoveables and Tenant further authorizes Landlord to deliver the said instruments and documents to the appropriate Registry Office for the purpose of effecting all the appropriate registrations and radiations. The cost of the preparation of said documents and instruments as well as the cost of registering said documents and instruments shall be borne by Tenant.

57.      BROKERAGE COMMISSION

         The Landlord and Tenant hereby guarantee that no brokerage commission or charges are owing to any broker or brokerage company with respect to the present transaction.

         Tenant shall indemnify and hold Landlord harmless from any and all brokerage claims as described above.

58.      SCHEDULES

         Schedules "B" and "E", hereto form an integral part of this Lease.

59.      CERTIFICATE OF INCORPORATION

         Where Tenant is a corporation, Tenant undertakes to remit to Landlord upon the signing of the Lease, a copy of its Certificate of Incorporation.

60.      ENTIRE AGREEMENT

         Tenant acknowledges that there are no covenants, representations, agreements, warranties or conditions in any way relating to the subject matter of this Lease, whether expressed or implied, collateral or otherwise, either oral or written, including promotional material, except those set forth in this Lease; the Tenant agrees that he has not relied upon any representation in any brochures, and the Tenant expressly declares that this Lease constitutes the entire agreement between the Landlord and the Tenant. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless agreed to in writing by the parties.

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61.      LANGUAGE

         Each of the parties does hereby confirm that it has expressly required that this contract, as well as any document related hereto, be drawn up in the English language. Chacune des parties confirme par les presentes avoir expressement demande que le present contrat, ainsi que tous les documents y afferent, solent rediges en anglais.

         IN WITNESS WHEREOF THE LANDLORD HAS SIGNED AT ST. LAURENT, QUEBEC, THIS 27TH DAY OF JANUARY, 1995.

                                ZMD SPORTS INVESTMENTS INC.

                                Per: /s/
                                     -------------------------------

/s/
----------------------------
Witness

/s/
----------------------------
Witness

         IN WITNESS WHEREOF THE TENANT HAS SIGNED AT ST. LAURENT, QUEBEC, THIS 27TH DAY OF JANUARY, 1995.

                                SPORT MASKA INC.

                                Per: /s/
                                     -------------------------------

/s/
-----------------------------
Witness

/s/
-----------------------------
Witness

                                  SCHEDULE "B"

         EXTRACT OF A CERTIFICATE OF LOCATION DATED FEBRUARY 15, 1972:

         Cette propriete etant la resubdivision TROIS de la subdivision CINQUANTE ET UN et la resubdivision DEUX de la subdivision CINQUANATE-DEUX du lot originaire CENT HUIT (108-51-3 et 108-52-2) au Cadastre de la Paroisse Notre-Dame de St-Hyacinthe, Division d'Epre-gistrement de St-Hyacinthe.

                                  SCHEDULE "E"

                              RULES AND REGULATIONS

1. The Landlord reserves entire control of the sidewalks, entries, corridors and passages; washrooms and lavoratories; fan rooms, janitor's closets, electrical closets and other closets; stairs, flues, stacks, pipe shafts, and ducts; the whole not within the Leased Premises, and of all parts of the Building employed for the common benefit of the Tenants, and shall have the right to place such signs and appliances therein, as they may deem advisable, provided that ingress to and egress from the Leased Premises is not impaired thereby.

2. The Landlord shall have the exclusive right to prescribe the weight and and proper positions of metal safes or machinery as well as the right to prescribe the weight and position of any floor load. All damage done to the Building or the Leased Premises by moving or using heavy equipment of any description or furniture contrary to the Landlords' prescriptions shall be repaired at the expense of the Tenant. No such equipment or furniture shall be moved unless a time therefor has been arranged with and consented to by the Landlord.

3. The Tenant shall not permit the introduction into the Leased Premises or the Building of any machine or mechanical device of any nature whatsoever which may be liable to cause objectionable noise or vibration or be injurious to the Leased Premises or Building.

4.       Canvassing, soliciting and peddling in the Building are prohibited.

5. Furniture, bulky articles and construction materials which the Tenant may require from time to time for the construction of internal partitions or for the purpose of effecting alterations or improvements, the whole provided Tenant has obtained Landlord's approval pursuant to the Article of this Lease entitled "Improvements and Alterations", shall be carried to the Leased Premises at such hour and in such manner as the Landlord may reasonably designate. Any damage which may be caused to the Building or the Leased Premises by the carrying of such furniture, bulky articles or construction materials to or from the Leased Premises shall be at the responsibility and cost of the Tenant.

6. Any hand trucks, carryalls, or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Landlord shall require.

7. If any apparatus used or installed by the Tenant requires a permit as a condition for its installation, the Tenant must file a copy of such permit with the landlord.

8. The Tenant shall give the Landlord prompt written notice of any accident to or defect in water or gas pipes, heating or sprinkler system in the demised Leased Premises, of which he is aware.

9. The Tenant shall not place any additional locks upon any doors of the Leased Premises or the Building without the written consent of the Landlord.

10. No animals or birds shall be brought or kept in or about the Leased Premises or the Building.

11. No auction sales shall be allowed in the Leased Premises or the Building.

12. The water closets and other water apparatus of the Building or Leased Premises shall not be used for any purpose but those for which they are constructed, and no sweepings, rubbish, rags, ashes, chemicals or other substances shall be thrown therein.

13. The Tenant shall not permit any employees to smoke or congregate in the halls (if any) of the said Building.

                                                       Montreal Industrial Lease
                                                                    Schedule "E"
                                                                         Page 2

14. The Tenant, when closing the premises, during the day or evening, shall have all windows closed, to avoid possible damage from fire, storms, rain or freezing, and will not shut off the radiators and/or baseboard heaters when the premises are locked.

15. The Tenant shall follow such instructions, if any, as Tenant may from time to time receive from landlord relating to the maintenance and care of the heating, ventilating and air-conditioning equipment installed within the Leased Premises.

16.      Front Signage

         The Tenant may identify his business with a front sign, the whole provided Tenant complies with the conditions stipulated hereunder:

         (a)      Letter: individual to the Tenant's style.
         (b)      Height: 24".
         (c)      Permitted materials       -  plastic, composite or
                                               solid
                                            -  rustproof metal, composite
                                               or solid

         (d)      Lighting (optional)       -  integrated
                                            -  halo-lit (back-lighting)

         (e)      Lighting control          -  dedicated circuit
                                            -  photo-cell switch,
                                               timer switch or manual
                                               switch

         Before the fabrication of any signage, the Tenant must obtain the written approval of the Landlord. A request for approval must be accompanied by the following information:

         (a)      Elevation plan indicating the proposed sign - (Scale -
                  3/8" = 1').

         (b) Sign dimensions: height, length, thickness, and distance from wall.

         (c)      Construction and installation details.

         (d) Material and finish specifications (use of styrofoam is prohibited).

         (e)      Color specifications.

         (f) Lighting specifications: number of amperes, volts and circuits.

         (g) Name of designer and of fabrication and installation contractors.

         (h)      Request for Municipal permit.

         (i) Any other additional information that the Landlord may require to study a particular sign request.

         Furthermore, Tenant shall only be entitled to purchase any signage approved from the following suppliers which may be changed by Landlord from time to time:

                  Enseignes Trans Canada Signs Inc.
                  9310 Parkway
                  Ville d'Anjou, Quebec
                  H1J 1W7

                  Claude Neon Limitee
                  1855 Hymus Boulevard
                  Dorval, Quebec
                  H9P 1J8

                  Enseicom Inc.
                  1700 Claire Crescent
                  Lachine, Quebec
                  H8S 1A2

17.      Facade and secondary windows

         (a)      All front windows must have off-white vertical blinds.
         (b) Adjustment of vertical blinds of front windows of storage space must be half closed.
         (c) All windows, including secondary windows, must be washed by Tenant at its cost, at least twice a year on both the interior and exterior faces.

                                                       Montreal Industrial Lease
                                                                    Schedule "E"
                                                                         Page 3

18.      Miscellaneous signage

         Miscellaneous traffic and "no parking" signs are supplied and installed by the Landlord.

19.      Garbage container

         (a) The Tenant must provide the garbage container which best satisfies its business activity so that the size and water tightness retain all garbage without affecting the environment.

         (b) The Tenant must assure that the container is neatly located on the designated area and that the lids are kept closed.

20.      Exterior storage

         (a) It is strictly forbidden to store anything outside the Building, even on a temporary basis.

         (b) Used boxes, pallets must be kept inside the Building until collected for disposal.

21.      Special Installations

         Tenant must obtain Landlord's approval prior to the installation of any equipment, machinery, fixtures and furniture which have to be attached to, mounted to or pierced through any element of the Leased Premises and/or the Building. Furthermore, Tenant must obtain Landlord's approval prior to the installation of any equipment, tank and any other item that Tenant wants to install outside the Building (hereinafter the "Special Installation").

         Any request for the approval of a Special Installation must be submitted in writing along with the technical drawings or pertinent data which can easily identify the specific nature of the installation. Furthermore, Special Installation must conform to terms and conditions stipulated in the lease.

         Following completion of a Special Installation which conforms to preceding authorization, the Landlord will proceed, at Tenant's cost, with the inspection of the Installation for final acceptance.